Exhibit 10.1

Execution Form

SEVENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Seventh Amendment to Amended and Restated Credit Agreement (this “Amendment”) dated as of June 12, 2007 (the “Effective Date”), is by and among PENN VIRGINIA CORPORATION, a Virginia corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)) (the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower, each Lender then a party thereto, the Administrative Agent, the other agents party thereto, and the LC Issuer have heretofore entered into that certain Amended and Restated Credit Agreement dated as of December 4, 2003, as amended by that certain Consent and First Amendment to Amended and Restated Credit Agreement dated as of December 29, 2004, and as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 15, 2005, and as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of April 14, 2006, and as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of August 25, 2006, and as amended by that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of November 1, 2006, and as amended by that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of April 13, 2007, and as otherwise amended, supplemented or modified from time to time prior to the Effective Date (the “Credit Agreement”), pursuant to which the Lenders have agreed to make revolving credit loans to, and participate in letters of credit issued for, the benefit of the Borrower under the terms and provisions stated therein; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement as set forth herein in order to permit the Borrower to issue senior unsecured notes under a senior notes indenture in an aggregate principal amount not to exceed $400,000,000; and

WHEREAS, the Borrower has requested that the Lenders make certain other modifications to the Credit Agreement as more particularly set forth below, subject to the terms and conditions set forth herein and in the Credit Agreement as amended hereby; and

WHEREAS, subject to the terms and conditions of this Amendment and the Credit Agreement, each of the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment in order to effectuate such amendments and modifications to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.

Section 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting in the alphabetically appropriate places the new defined terms “Disqualified Capital Stock,” “Permitted Refinancing Indebtedness,” “Redemption,” “Senior Notes,” “Senior Notes Documents” and “Senior Notes Indenture:”

“ “Disqualified Capital Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable (other than in connection with a change of control or an asset sale (provided that such maturity or mandatory redemption resulting from such asset sale is subject to any mandatory prepayments and commitment reductions required hereunder or in accordance herewith)) for any consideration other than capital stock (other than Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable (other than in connection with a change of control or an asset sale (provided that such maturity or mandatory redemption resulting from such asset sale is subject to any mandatory prepayments and commitment reductions required hereunder or in accordance herewith)) for any consideration other than capital stock (other than Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the Facility Termination Date and (b) the date on which there are no Loans, LC Obligations or other obligations hereunder outstanding and all of the Commitments are terminated.”

“ “Permitted Refinancing Indebtedness” means Indebtedness (for purposes of this definition, “new Indebtedness”) incurred in exchange for, or proceeds of which are used to refinance, all or any portion of the Senior Notes (the “Refinanced Indebtedness”); provided that (a) such new Indebtedness is in an aggregate principal amount not in excess of the (x) greater of $400,000,000 or (y) sum of (i) the aggregate principal amount then outstanding of the Refinanced Indebtedness (or, if the Refinanced Indebtedness is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Indebtedness has a stated maturity no earlier than the date that is 91 days after the earlier of (i) the Facility Termination Date and (ii) the date on which there are no Loans, LC Obligations or other obligations hereunder outstanding and all of the Commitments are terminated and an average life no shorter than the period beginning on the date of incurrence of such Indebtedness and ending on the date that is 91 days after the Facility Termination Date; (c) such new Indebtedness does not contain any covenants that are more onerous to the Borrower and its Subsidiaries than those imposed by the Refinanced Indebtedness; (d) the stated interest or coupon rate of such new Indebtedness is reasonably acceptable to the Administrative Agent; and (e) such new Indebtedness (and any Contingent Obligations in respect thereof) is unsecured.”

“ “Redemption” means the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of the Senior Notes. “Redeem” has the correlative meaning thereto.”

“ “Senior Notes” means any senior unsecured notes issued by the Borrower in one or more transactions on or after June 12, 2007.”

“ “Senior Notes Document” means any of the Senior Notes Indenture or any Senior Note. “Senior Notes Documents” means, collectively, the Senior Notes Indenture and each Senior Note.”

“ “Senior Notes Indenture” means, collectively, any indenture by and among the Borrower, as issuer, a trustee, and one or more Loan Parties, as guarantors, and any and all related documentation entered into in connection therewith, pursuant to which Senior Notes shall have been issued, as the same may be amended, restated, modified or supplemented from time to time.”

(b) Section 1.1 of the Credit Agreement is hereby further amended by (i) adding to the definition of “EBITDAX” the phrase “or its Subsidiary” after the word “Borrower” in line five and (ii) deleting the existing definition of “MLP” and inserting in place thereof the following new definition of “MLP:”

“ “MLP” means each of Penn Virginia Resource Partners, L.P., a Delaware limited partnership and Penn Virginia GP Holdings, L.P., a Delaware limited partnership.”

(c) Section 5.4 of the Credit Agreement is hereby amended and restated in its entirety to provide:

“ 5.4. No Breach. Neither the execution and delivery of this Agreement and the Loan Documents nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Restricted Subsidiary, any Governmental Requirement, any Senior Notes Document or any other material agreement or instrument to which the Borrower or any Restricted Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any Senior Notes Document or any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Restricted Subsidiary pursuant to the terms of any Senior Notes Documents or any such agreement or instrument other than the Liens created by the Loan Documents.”

(d) Section 5.16 of the Credit Agreement is hereby amended by deleting the words “default under any” and inserting in place thereof the words “default under any Senior Notes Documents or any other”.

(e) The Credit Agreement is hereby amended by inserting the following new Section 5.28 immediately following the existing Section 5.27:

“ 5.28. Seniority Designation. For the purposes of the Senior Notes Documents or any Permitted Refinancing Indebtedness, the Obligations have been irrevocably designated as “senior indebtedness” (or such other applicable term denoting seniority) ranking equally in right of payment with the Senior Notes without giving effect to rights in the Collateral of the Administrative Agent, the LC Issuer, the Lenders and the other beneficiaries thereof.”

(f) Section 6.1.1(vi) is hereby amended by inserting the parenthetical phrase “(including the Senior Notes Indenture)” immediately following the word “indenture” therein.

(g) Section 6.1.9(ii) is hereby amended by deleting the first sentence thereof and inserting in its place the following sentence:

“The Borrower shall promptly cause each Subsidiary that either (x) is or becomes a Material Domestic Subsidiary or (y) has guaranteed the Senior Notes, in each case, to guarantee the Obligations pursuant to a Guaranty.”

(h) The Credit Agreement is hereby amended by inserting the following new Section 6.1.15 immediately following the existing Section 6.1.14:

6.1.15. Additional Covenants Upon Issuance of Senior Notes. If the Borrower issues any Senior Notes permitted under Section 6.2.2(xi) hereof, the Borrower shall:

(i) Deliver, or cause to be delivered, to the Administrative Agent not later than five (5) Business Days following the date on which any prospectus or offering memorandum prepared in connection with the original issuance of any Senior Notes is delivered to the prospective or actual holders of the Senior Notes, a final, true and correct copy of such prospectus or offering memorandum;

(ii) Deliver to the Administrative Agent not more than ten (10) Business Days after the date of issuance of any Senior Notes by the Borrower, a true and correct copy of the Senior Notes Indenture (or any supplement (if any) to the Senior Notes Indenture) entered into by the Borrower in connection with the Senior Notes;

(iii) Deliver to the Administrative Agent concurrently with the issuance of any Senior Notes, a certificate of an Authorized Officer of the Borrower confirming such issuance and setting forth the aggregate principal amount of Senior Notes issued;

(iv) Deliver to the Administrative Agent and the Lenders promptly following any request from the Administrative Agent in its sole discretion, such other related materials evidencing the issuance of the Senior Notes as the Administrative Agent or the Required Lenders may reasonably request; and

(v) If, after giving effect to the issuance of any Senior Notes and the automatic reduction of the Borrowing Base pursuant to Section 6.2.2(xi), the Aggregate Outstanding Credit Exposure would exceed the Borrowing Base as so reduced, pay to the Administrative Agent for the account of the Lenders not later than the date on which the Borrower receives the proceeds of such issuance, an aggregate amount equal to such excess.

(i) Section 6.2.2 of the Credit Agreement is hereby amended by deleting the “; and” at the end of the existing clause (ix) thereof, deleting the period at the end of the existing clause (x) thereof and inserting in place thereof “; and”, and inserting the following new clause (xi) immediately after clause (x) as so amended:

“(xi) unsecured Indebtedness of the Borrower under the Senior Notes and any Contingent Obligations of any other Loan Party in respect thereof, in an aggregate principal amount not exceeding $400,000,000 at any time outstanding, provided that (a) such Senior Notes and any Senior Notes Indenture under which such Senior Notes are issued contain customary terms and conditions for senior unsecured notes of like tenor and amount and do not contain any covenants that are more onerous to the Borrower and its Subsidiaries than those imposed by this Agreement or the other

Loan Documents, (b) the final maturity date of such Senior Notes and the average life of such Senior Notes shall not be earlier than 91 days after the Facility Termination Date (as in effect on the date of issuance of such Senior Notes), and (c) at the time of and immediately after giving effect to each incurrence of such Indebtedness, no Unmatured Default shall have occurred and be continuing, and provided further that immediately upon any incurrence of Indebtedness permitted by this clause (xi), the Borrowing Base then in effect shall be automatically reduced by an amount equal to (1) with respect to the first $300,000,000 of aggregate principal amount of such Indebtedness incurred, 20% of such principal amount, and (2) with respect to any such Indebtedness incurred in excess of $300,000,000 in aggregate principal amount (if any), 30% of such excess principal amount.

(j) The Credit Agreement is hereby amended by inserting the following new Section 6.2.20 immediately following the existing Section 6.2.19:

“ 6.2.20. Repayment of Senior Notes; Amendment of Senior Notes Documents. The Borrower will not, and will not permit any Subsidiary to: (i) call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem, any of the Senior Notes or any Permitted Refinancing Indebtedness in respect thereof; provided, however, that the Borrower may prepay the Senior Notes or any Permitted Refinancing Indebtedness with the proceeds of (A) any Permitted Refinancing Indebtedness, (B) the net cash proceeds of a sale of capital stock (other than Disqualified Capital Stock) of the Borrower that is contemporaneous with such Permitted Refinancing Debt, or (C) a combination of any Permitted Refinancing Indebtedness and the net cash proceeds of a sale of capital stock (other than Disqualified Capital Stock) of the Borrower that is contemporaneous with such Permitted Refinancing Debt; or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Senior Notes Documents or any Permitted Refinancing Indebtedness if the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon, provided that the foregoing shall not prohibit the execution of (1) supplemental indentures associated with the incurrence of additional Senior Notes to the extent permitted by Section 6.2.2(xi), (2) other indentures or agreements in connection with the issuance of Permitted Refinancing Debt, (3) supplemental indentures to add guarantors if required by the terms of any Senior Notes Indenture provided such Person complies with Section 6.1.9(ii), or (4) amendments, modifications, waivers or other changes that are acceptable to the Administrative Agent and not materially adverse to the Lenders.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent and Lenders constituting the Required Lenders.

(b) Other Conditions. The Borrower shall have confirmed and acknowledged to the Administrative Agent, the LC Issuer and the Lenders, and by its execution and delivery of this Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties made by the Borrower or any other Loan Party contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof; and (iv) no Default or Unmatured Default exists under the Credit Agreement or any of the other Loan Documents.

Section 4. Ratification of Credit Agreement. Except as expressly amended, modified or waived by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall continue in full force and effect.

Section 5. Expenses. The Borrower agrees to pay on demand all expenses set forth in Section 9.6 of the Credit Agreement.

Section 6. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement”, “this Note”, “this Mortgage”, “this Guaranty”, “this Pledge Agreement”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “the Guaranty”, “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, or the Mortgage, the Guaranty, the Pledge Agreement or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage, the Guaranty, the Pledge Agreement or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the

Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

Section 8. Applicable Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT DELIVERED PURSUANT HERETO (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 9. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the LC Issuer, the Lenders and the Borrower and their respective successors and assigns.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

Section 11. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 12. NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS HEREIN CONTAINED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

EXECUTED as of the day and year first above written.

BORROWER:

PENN VIRGINIA CORPORATION, as Borrower

By:	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as Administrative Agent and as a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jay Buckman
Name:	Jay Buckman
Title:	Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

BNP PARIBAS, as a Lender

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

and

By:	/s/ Polly Schott
Name:	Polly Schott
Title:	Vice President

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, as a Lender

By:	/s/ Adam H. Fey
Name:	Adam H. Fey
Title:	Vice President

COMERICA BANK, as a Lender

By:	/s/ Huma V. Manal
Name:	Huma V. Manal
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Holly L. Kay
Name:	Holly L. Kay
Title:	Assistant Vice President

FORTIS CAPITAL CORP.,
as a Lender

By:	/s/ Casey Lowary
Name:	Casey Lowary
Title:	Senior Vice President

and

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Deputy General Manager

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Thomas E. Stelmar, Jr.
Name:	Thomas E. Stelmar, Jr.
Title:	Assistant Vice-President / Portfolio Manager

ACKNOWLEDGMENT BY GUARANTORS

Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of June 12, 2007 (the “Seventh Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Seventh Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party, and (iv) represents and warrants that (a) no Default or Unmatured Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Seventh Amendment.

PENN VIRGINIA HOLDING CORP.,
a Delaware corporation

PENN VIRGINIA OIL & GAS CORPORATION, a Virginia corporation

PENN VIRGINIA OIL & GAS GP LLC, a Delaware limited liability company

PENN VIRGINIA OIL & GAS LP LLC, a Delaware limited liability company

PENN VIRGINIA MC CORPORATION, a Delaware corporation

PENN VIRGINIA MC ENERGY L.L.C., a Delaware limited liability company

PENN VIRGINIA MC OPERATING COMPANY L.L.C., a Delaware limited liability company

PENN VIRGINIA OIL & GAS, L.P., a Texas limited partnership

By Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company, as its general partner

By	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	Vice President and Chief Financial Officer

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